For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly
Chief Financial Officer	Daly Gray, Inc. (Media)
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Closes Out Strong 2013

2014 RevPAR, EBITDA and FFO Performance Expectations Rise

PALM BEACH, Fla., February 18, 2014-Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) that owns wholly or through its joint ventures 77 premium-branded, upscale, extended-stay and select-service hotels, today announced results for the fourth quarter and year ended December 31, 2013.
Fourth Quarter 2013 Highlights

•	Comparable Hotel RevPAR - Grew hotel RevPAR 4.9 percent, excluding the Washington, D.C. hotel which was ramping up as a newly converted Residence Inn by Marriott.

•	Portfolio RevPAR - Rose 4.4 percent to $103 for the 25 wholly owned hotels.

•	Adjusted EBITDA - Increased 52 percent to $12.7 million.

•	Adjusted FFO - Improved 159 percent to $7.6 million. Adjusted FFO per diluted share rose 38 percent to $0.29 from $0.21.

•	Operating Margins Expand - Enhanced margins significantly with Gross Operating Profit margins rising 170 basis points to 43.6 percent and hotel EBITDA margins up 210 basis points to 36.0 percent.

•	Portfolio Growth Continues - Completed acquisitions of two, high quality hotels comprising 391 rooms for $111.6 million.

•	Innkeepers Joint Venture - Received distributions of $0.8 million in the quarter, bringing total distributions to 92.4 percent of original invested capital.

Consolidated Financial Results
The following is a summary of the consolidated financial results for the comparable, respective fourth quarter and full-year periods. RevPAR, ADR and occupancy for 2013 and 2012 are based on hotels owned as of December 31, 2013 ($ in millions, except per share data, RevPAR, ADR, occupancy and margins):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
RevPAR	$103	$98	$109	$104
ADR	$139	$136	$137	$132
Occupancy	77.0%	74.3%	79.5%	78.8%
Net income (loss)	$(0.1)	$(2.4)	$3.0	$(1.5)
Adjusted EBITDA	$12.7	$8.4	$51.4	$40.9
AFFO	$7.6	$2.9	$31.7	$18.1
AFFO per diluted share	$0.29	$0.21	$1.49	$1.30
GOP Margin	43.6%	41.9%	44.9%	44.3%
Hotel EBITDA Margin	36.0%	33.9%	37.8%	37.2%
Dividends per share	$0.21	$0.20	$0.84	$0.775

Operating Results and Acquisitions Build Momentum
“It has been an invigorating year with the Chatham and JV portfolios producing strong operating results,” said Jeffrey H. Fisher, Chatham’s president and chief executive officer. “We have grown the Chatham wholly owned portfolio by nearly 50 percent since late December 2012 through the acquisition of seven, high quality hotels. By a number of important measures, 2013 was a very successful year for Chatham:

•	generating a total shareholder return of almost 40 percent

•	expanding equity market capitalization more than 150 percent

•	growing hotel investments by approximately $260 million, or 50 percent

•	increasing EBITDA more than 50 percent

•	improving adjusted FFO almost 160 percent and FFO per share nearly 40 percent

•	reducing our leverage to approximately 36 percent from 50 percent a year ago and positioning our balance sheet for continued acquisitions in 2014

“Fourth quarter revenue outperformed our expectations with RevPAR growth of 4.4 percent, exceeding our guidance of 2-3 percent,” Fisher noted. “Top-line revenue growth was favorably impacted by hotels acquired since December 2012, with RevPAR growth for those hotels of 8.2 percent in the 2013 fourth quarter and 10.1 percent for the year. We expect these acquisitions to continue to outperform industry averages. Additionally, the recently converted Residence Inn in Washington D.C. rebounded quickly from an expected slow start in October with much improved performance in each month since. We see continued RevPAR growth above historical averages in our markets and are very optimistic about the prospects for meaningful top-line growth in 2014 and 2015.
“Our best-in-class platform, an aggressive owner and an experienced, highly focused management company, delivers some of the industry’s best margins. Fourth quarter hotel EBITDA margin growth was particularly impressive, rising 210 basis points to 36.0 percent,” Fisher pointed out. “With ADR expected to comprise most of our RevPAR growth in 2014 and 2015, we believe there is substantial room for upside in our margins and that we are ideally positioned to further drive margin growth. Additionally, upon acquiring a hotel together with Island Hospitality Management, we have a strong track record of aggressively managing the top-line revenue mix, as well as refining operating expense standards and lowering purchasing costs to improve margins noticeably.
“Our long-term stated goal is to build Chatham into the premier, select-service and upscale, extended-stay lodging REIT. To date, we have successfully created significant, long-term value for our shareholders by making disciplined acquisitions at very attractive pricing, as most of our transactions have been privately sourced with no broker involvement. With historically low interest rates and our belief that there is still running room in this cycle, we will continue to look at opportunities to grow our hotel portfolio with the right balance of leverage and well-timed access to capital,” Fisher said.
Acquisitions
During the 2013 fourth quarter, the company acquired the 231-room Residence Inn by Marriott Seattle Bellevue/Downtown for a net cash purchase price of $71.8 million and purchased the 160-room SpringHill Suites by Marriott Savannah Downtown/Historic District for $39.8 million.
“These last two deals capped off an exceptional group of acquisitions, purchasing approximately $260 million of newer, high quality hotels in markets that have substantial corporate demand generators or a strong mix of leisure and corporate demand,” commented Peter Willis, Chatham’s chief investment officer. “The average age of assets acquired since December 2012 is approximately five years and, excluding our two historic buildings in White Plains and Washington, D.C., the average age of our entire portfolio is less than 11 years. We have an active pipeline of potential acquisitions and will continue to take a disciplined approach to acquiring individual hotels or portfolios when the right opportunities arise.”
Capital Structure
As of December 31, 2013, the company had net debt of $267.8 million (total debt less cash). Total debt outstanding was $272.1 million at an average interest rate of 4.5 percent, including $50.0 million outstanding on its $175 million senior secured revolving credit facility. On December 31, 2013, Chatham’s leverage ratio was approximately 36 percent, based on the ratio of the company’s net debt to hotel investments at cost, down from approximately 51 percent at December 31, 2012.

During 2013, the company issued $164.6 million of debt at an average rate of 4.7 percent. Also during 2013, the company raised $192.4 million in three common share offerings. At December 31, 2013, the company’s stock price was $20.45, 11.4 percent higher than the September offering at $18.35 per share, 25.1 percent higher than the June 2013 offering at $16.35 per share and 39.1 percent higher than the January 2013 offering at $14.70 per share.
“We feel strongly that the capital transactions in 2013 have positioned us for attractive earnings and portfolio growth in 2014 and beyond as the cycle matures,” commented Dennis Craven, Chatham’s chief financial officer. “Our balance sheet is in great condition, and if the right acquisition opportunities arise, we are willing to use either borrowings under our line of credit or property specific debt to fund that growth.”
Innkeepers Joint Venture
During the 2013 fourth quarter, Chatham received distributions of $0.8 million from the joint venture, bringing cumulative distributions to $34.2 million, or 92.4 percent of its full capital investment. The Innkeepers joint venture saw 2014 fourth quarter RevPAR growth of 2.7 percent due to renovations that impacted overall performance. Full year RevPAR improved 5.6 percent, with corresponding comparable hotel EBITDA growth of 9.3 percent for the quarter and 8.2 percent for the full year.
As announced in late January, the joint venture began marketing for sale its 51-hotel, 6,847- room portfolio. The highly diversified portfolio of newly-renovated hotels benefits from superior locations, leading brands, strong property performance, substantial recent capital investment and compelling, long-term value enhancement opportunities. The portfolio is being offered unencumbered by management contracts and has an assumable $950 million interest only loan in place with a floating interest rate of LIBOR + 4.8 percent. The 51-hotel portfolio contributed approximately $10.1 million of Adjusted EBITDA to Chatham in 2013.
“The joint venture has proven to be a great investment to date, and should we consummate a transaction at an acceptable valuation, the returns would be outstanding given our promote interest,” Craven highlighted.
Hotel Renovations/Upgrades
The renovation and conversion of the Washington D.C. hotel to a Residence Inn by Marriott was completed at the end of September. “The hotel’s ramp-up under the new brand is gaining momentum, with RevPAR growing 14 percent in December and 49 percent in January,” Craven commented. “Looking ahead, our hotels are in great physical shape with minimal disruption expected over the next several years. We have only two hotels scheduled to undertake renovations in each of the next two years and only three hotels in 2016, freeing up cash flow to acquire additional hotels or pay down debt.”
The two hotels undergoing major renovation in 2014 are the Denver Hilton Garden Inn and Residence Inn White Plains, N. Y. Budget for the renovations is $6.3 million and completely will makeover the two hotels, bringing them up to “like-new” condition, featuring cutting-edge brand standards. The White Plains renovation will be completed in the first quarter, and the Hilton Garden Inn will be renovated in the second quarter, minimizing the number of rooms out of service at any given time.
Dividend
Chatham currently pays a monthly dividend of $0.07 per common share, the only public lodging REIT to pay monthly dividends. The annualized dividend of $0.84 per common share represents a dividend yield of 4.1 percent, one of the highest in the hotel industry, based on the company’s commons share closing price of $20.60 on February 14, 2014.
“We believe our dividend should grow in tandem with our earnings, and our Board will re-assess our 2014 dividend for the second quarter,” Fisher noted.
2014 Guidance
The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission. The company’s 2014 guidance reflects the following:

•	No additional acquisitions, debt or equity issuance

•	Renovations at the company’s Denver Hilton Garden Inn and Residence Inn White Plains, New York

•	No sale of the Innkeepers joint venture

	Q1 2014	2014 Forecast
RevPAR	$100-$101	$114-$116
RevPAR growth	+3-4%	+5-6%
Total hotel revenue	$34.3-$34.8 M	$159-$161 M
Net income	$0.0-$0.5 M	$14.2-$16.2 M
Net income per diluted share	$0.00-$0.02	$0.53-$0.61
Adjusted EBITDA	$12.6-$13.0 M	$67.5-$69.5 M
Adjusted funds from operation ("FFO")	$6.9-$7.4 M	$44.8-$46.8 M
Adjusted FFO per diluted share	$0.26-$0.28	$1.69-$1.77
Hotel EBITDA margins	34.7-35.3%	39.8-40.5%
Corporate cash administrative expenses	$1.6 M	$6.4 M
Corporate non-cash administrative expenses	$0.6 M	$2.4 M
Interest expense	$3.2 M	$12.8 M
Non-cash amortization of deferred fees	$0.4 M	$1.6 M
Income taxes	$0.0 M	$0.2 M
Chatham’s share of JV EBITDA	$2.3 M	$10.6 M
Chatham’s share of JV FFO	$0.9 M	$4.9 M
Weighted average shares outstanding	26.5 M	26.5 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.
Earnings Call
The company will hold its fourth quarter 2014 conference call tomorrow, February 19, 2014, at 11:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or at www.streetevents.com, or may participate in the conference call by dialing 1-877-941-0843, reference number 4646993. A recording of the call will be available by telephone until midnight on Wednesday, February 26, 2014, by dialing 1-800-406-7325, reference number 4646993. A replay of the conference call will be posted on Chatham’s website.
About Chatham Lodging Trust
Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 77 hotels totaling 10,686 rooms/suites, comprised of 25 hotels it wholly owns with an aggregate of 3,591 rooms/suites in 15 states and the District of Columbia and holds a minority investment in two joint ventures that own 52 hotels with an aggregate of 7,095 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO
 The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs and other charges, losses on the early extinguishment of debt and adjustments for unconsolidated partnerships and joint ventures. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA
The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs and other charges, losses on the early extinguishment of debt, non-cash share-based compensation and adjustments for unconsolidated partnerships and joint ventures, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income (loss) attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 18, 2014, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2013	December 31, 2012

Assets:
Investment in hotel properties, net	$652,877	$426,074
Cash and cash equivalents	4,221	4,496
Restricted cash	4,605	2,949
Investment in unconsolidated real estate entities	774	13,362
Hotel receivables (net of allowance for doubtful accounts of $30 and $28, respectively)	2,455	2,098
Deferred costs, net	7,113	6,312
Prepaid expenses and other assets	1,879	1,930
Total assets	$673,924	$457,221
Liabilities and Equity:
Debt	$222,063	$159,746
Revolving credit facility	50,000	79,500
Accounts payable and accrued expenses	12,799	8,488
Distributions and losses in excess of investments of unconsolidated real estate entities	1,576	—
Distributions payable	1,950	2,875
Total liabilities	288,388	250,609
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at December 31, 2013 and 2012	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 26,295,558 and 13,908,907 shares issued and outstanding at December 31, 2013 and 2012, respectively	261	137
Additional paid-in capital	433,900	240,355
Accumulated deficit	(50,792)	(35,491)
Total shareholders’ equity	383,369	205,001
Noncontrolling Interests:
Noncontrolling interest in operating partnership	2,167	1,611
Total equity	385,536	206,612
Total liabilities and equity	$673,924	$457,221

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue:
Room	$31,792	$22,788	$118,169	$94,566
Food and beverage	594	68	1,311	253
Other	1,538	958	5,113	4,023
Cost reimbursements from unconsolidated real estate entities	409	471	1,635	1,622
Total revenue	34,333	24,285	126,228	100,464
Expenses:
Hotel operating expenses:
Room	7,249	5,231	25,709	20,957
Food and beverage expense	438	66	944	307
Telephone expense	256	169	899	718
Other	423	379	1,580	1,508
General and administrative	3,270	2,605	11,529	9,320
Franchise and marketing fees	2,588	1,814	9,394	7,529
Advertising and promotions	736	517	2,782	2,257
Utilities	1,280	964	4,955	4,081
Repairs and maintenance	1,599	1,280	6,310	4,958
Management fees	1,088	705	3,752	2,872
Insurance	202	106	742	523
Total hotel operating expenses	19,129	13,836	68,596	55,030
Depreciation and amortization	5,724	3,412	18,249	14,273
Property taxes and insurance	2,585	1,913	8,915	7,088
General and administrative	2,175	2,165	8,131	7,565
Hotel property acquisition costs and other charges	760	128	3,341	236
Reimbursed costs from unconsolidated real estate entities	409	471	1,635	1,622
Total operating expenses	30,782	21,925	108,867	85,814
Operating income	3,551	2,360	17,361	14,650
Interest and other income	8	—	132	55
Interest expense, including amortization of deferred fees	(3,147)	(3,338)	(11,580)	(14,641)
Loss on early extinguishment of debt	—	—	(933)	—
Loss from unconsolidated real estate entities	(480)	(1,382)	(1,874)	(1,439)
Income before income tax benefit (expense)	(68)	(2,360)	3,106	(1,375)
Income tax expense	(48)	(14)	(124)	(75)
Net income (loss)	$(116)	$(2,374)	$2,982	$(1,450)
Income (loss) per Common Share - Basic:
Net income attributable to common shareholders	$(0.01)	$(0.17)	$0.13	$(0.12)
Income (loss) per Common Share - Diluted:
Net income (loss) attributable to common shareholders	$(0.01)	$(0.17)	$0.13	$(0.12)
Weighted average number of common shares outstanding:
Basic	26,160,823	13,822,021	21,035,892	13,811,691
Diluted	26,160,823	13,822,021	21,283,831	13,811,691
Distributions per common share:	$0.21	$0.20	$0.84	$0.775

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2013	2012	2013	2012
Funds From Operations (“FFO”):
Net income (loss)	$(116)	$(2,374)	$2,982	$(1,450)
Loss (gain) on the sale of assets within the unconsolidated real estate entity	14	225	252	(257)
Depreciation	5,697	3,393	18,162	14,198
Adjustments for unconsolidated real estate entity items	1,223	1,553	5,055	5,340
FFO	6,818	2,797	26,451	17,831
Hotel property acquisition costs and other charges	760	128	3,341	236
Loss on early extinguishment of debt	—	—	933	—
Adjustments for unconsolidated real estate entity items	2	7	964	49
Adjusted FFO	$7,580	$2,932	$31,689	$18,116
Weighted average number of common shares
Basic	26,160,823	13,822,021	21,035,892	13,811,691
Diluted	26,452,391	13,995,626	21,283,831	13,937,726

	For the three months ended		For the years ended
	December 31,		December 31,
	2013	2012	2013	2012
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income (loss)	$(116)	$(2,374)	$2,982	$(1,450)
Interest expense	3,147	3,338	11,580	14,641
Income tax expense	48	14	124	75
Depreciation and amortization	5,724	3,412	18,249	14,273
Adjustments for unconsolidated real estate entity items	2,655	2,785	10,934	11,319
EBITDA	11,458	7,175	43,869	38,858
Hotel property acquisition costs and other charges	760	128	3,341	236
Loss on early extinguishment of debt	—	—	933	—
Adjustments for unconsolidated real estate entity items	2	304	964	49
Loss (gain) on the sale of assets within the unconsolidated real estate entity	14	225	252	(257)
Share based compensation	498	519	2,087	2,004
Adjusted EBITDA	$12,732	$8,351	$51,446	$40,890